SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 19, 2016

The Priceline Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-36691	06-1528493
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Connecticut Avenue, Norwalk, Connecticut	06854
(Address of principal office)	(zip code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425

☐            Soliciting material pursuant to Rule 14a-12  under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4c  under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 19, 2016, the Company entered into an employment letter agreement with Jeffery H. Boyd in connection with his appointment as Interim Chief Executive Officer and President of the Company ("Interim CEO"). The letter agreement provides that Mr. Boyd will: receive an annual base salary of $550,000; be entitled to participate in all employee benefit plans provided to other senior executives of the Company (other than the Company's long-term incentive compensation plan for 2016 or 2017); and be eligible to receive a target annual bonus for 2016 in an amount equal to 200% of base salary, pro-rated based on the number of days he serves as Interim CEO during 2016. In addition, the letter agreement provides that Mr. Boyd will receive a restricted stock unit award for a number of shares equal to the quotient of $8,000,000 divided by the closing price of the Company's common stock on the trading day prior to the grant date. The Company also agreed to indemnify Mr. Boyd to the fullest extent permitted by law for any action or inaction by Mr. Boyd while serving as an officer and director of the Company. The foregoing description of the letter agreement is a summary only and is qualified in its entirety by reference to the letter agreement itself, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Mr. Boyd's restricted stock unit award will be subject to the Company's standard award agreement and will vest either (A) 50% on the first day of employment of a new CEO and 50% on the earlier of (i) the 2017 annual stockholders meeting (June 2017) or (ii) 6 months following the first day of employment of a new CEO or (B) if the first day of employment of a new CEO does not occur by the date of the 2017 annual stockholders meeting, then the award will fully vest on the date of the annual meeting. The award may vest earlier than either (A) or (B) in the event of, among other things, a "change in control" (as defined in the restricted stock unit agreement) of the Company and/or termination of employment in certain circumstances.

On May 19, 2016, the Company's Booking.com subsidiary entered into an Amended and Restated Employment Agreement (the "New Employment Agreement") with Gillian Tans in connection with her promotion to President and Chief Executive Officer of Booking.com. The New Employment Agreement is substantially similar to Ms. Tans' prior employment agreement, except that it provides for an annual base salary of €550,000. The foregoing description of the New Employment Agreement is a summary only and is qualified in its entirety by reference to the New Employment Agreement, which is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(d)    Exhibits

Exhibit

99.1    Employment Letter Agreement with Jeffery H. Boyd dated May 19, 2016.
99.2    Amended and Restated Employment Agreement with Gillian Tans dated May 19, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PRICELINE GROUP INC.

By:	/s/ Peter J. Millones
Name: Peter J. Millones
Title: Executive Vice President, General Counsel and Secretary

Date:  May 20, 2016

EXHIBIT INDEX

Exhibit

99.1    Employment Letter Agreement with Jeffery H. Boyd dated May 19, 2016.
99.2    Amended and Restated Employment Agreement with Gillian Tans dated May 19, 2016.